UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2014

HIGHER ONE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34779	26-3025501
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

115 Munson Street
New Haven, CT 06511
(Address of principal executive offices and zip code)

(203) 776-7776
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)            On January 9, 2014, Higher One Holdings, Inc. (the "Company") entered into an employment agreement with Miles Lasater, Co-Founder, Chairman of the Board of Directors and outgoing President of the Company (the "Employment Agreement").  Pursuant to the Employment Agreement, Mr. Lasater will be employed by the Company on a part-time basis beginning on January 9, 2014 and will continue to serve as Chairman of the Company's Board of Directors.  Mr. Lasater will be required to provide services to the Company and its subsidiaries for at least four working days per month.  Mr. Lasater's base salary under the Employment Agreement is $11,544.05 per month and he will also be eligible to receive an annual performance bonus, the terms and conditions of which will be determined by the Company's Board of Directors.  Mr. Lasater's outstanding equity awards will continue to vest during his part-time employment with the Company in accordance with the terms of the underlying equity award agreements and the Company's equity incentive plans.  The Employment Agreement may be terminated by either the Company or Mr. Lasater upon 30 days' notice.

On January 14, 2014, the Company entered into a severance protection agreement with Christopher Wolf, Chief Financial Officer of the Company (the "Severance Agreement").  Under the terms of the Severance Agreement, in the event that Mr. Wolf's employment is terminated by the Company without Cause or by Mr. Wolf for Good Reason (as such terms are defined in the Severance Agreement), in each case within the 24 month period following either (i) the occurrence of a Change of Control (as defined in the Severance Agreement), or (ii) the appointment of a Chief Executive Officer other than Mark Volchek, in each case occurring after January 14, 2014, Mr. Wolf will be entitled to receive a severance payment in an amount equal to one year of his then-current base salary plus a prorated amount of his annual bonus.  The severance payment is subject to Mr. Wolf's execution of a general release and waiver of claims against the Company and his continuing compliance with the restrictive covenants set forth in the Severance Agreement.

The foregoing summary does not constitute a complete summary of the terms of the Employment Agreement and the Severance Agreement, and reference is made to the complete text of the Employment Agreement and the Severance Agreement that are attached hereto as Exhibit 10.1 and 10.2, respectively.  The Employment Agreement and the Severance Agreement are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.                          Description

10.1	Employment Agreement between Higher One Holdings, Inc. and Miles Lasater dated January 9, 2014.
10.2	Severance Agreement between Higher One Holdings, Inc. and Christopher Wolf dated January 14, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 15, 2014

HIGHER ONE HOLDINGS, INC.

By:  /s/ Mark Volchek
       Mark Volchek
       President and Chief Executive Officer